BRAZE REPORTS FISCAL YEAR AND FOURTH QUARTER 2025 RESULTS

Delivers 26% revenue growth and strong operating leverage in fiscal 2025

Introduces first quarter and full year fiscal 2026 guidance

Furthers agentic AI innovation with agreement to acquire OfferFit, a modern AI decisioning company

NEW YORK -- (BUSINESSWIRE) -- March 27, 2025 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal year ended January 31, 2025.

"Fiscal 2025 was a milestone year for Braze that reinforced our position as the leading Customer Engagement platform through robust customer growth and continued advancements in our product, including meaningful new investments in AI and machine learning. We grew revenue 26% while continuing to drive strong operating leverage, ending the year with three straight quarters of non-GAAP net income profitability,” said Bill Magnuson, Cofounder and CEO of Braze. “And today, we are also pleased to announce our intent to acquire OfferFit, a sophisticated AI decisioning company focused on deploying reinforcement learning that recommends individualized cross-channel customer journeys at scale. We look forward to bringing our complementary products and teams together to drive the evolution of Customer Engagement.”

Fiscal Fourth Quarter 2025 Financial Highlights

•Revenue was $160.4 million compared to $131.0 million in the fourth quarter of the fiscal year ended January 31, 2024, up 22.5% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue in the quarter was $153.9 million compared to $125.9 million in the fourth quarter of the fiscal year ended January 31, 2024, and professional services and other revenue was $6.5 million compared to $5.1 million in the fourth quarter of the fiscal year ended January 31, 2024.
•Remaining performance obligations as of January 31, 2025 was $793.1 million, of which $505.2 million is current, which the company defines as less than one year.
•GAAP gross margin was 69.3% compared to 67.2% in the fourth quarter of the fiscal year ended January 31, 2024.
•Non-GAAP gross margin was 69.9% compared to 67.9% in the fourth quarter of the fiscal year ended January 31, 2024.
•Dollar-based net retention for all customers for the trailing 12 months ended January 31, 2025 and January 31, 2024 was 111% and 117%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 114% compared to 120% in the fiscal year ended January 31, 2024.
•Total customers increased to 2,296 as of January 31, 2025 from 2,044 as of January 31, 2024; 247 of our customers had ARR of $500,000 or more as of January 31, 2025, compared to 202 customers as of January 31, 2024.
•GAAP operating loss was $21.6 million compared to an operating loss of $32.3 million in the fourth quarter of the fiscal year ended January 31, 2024. A primary contributor to the operating loss in the quarter included $27.8 million of stock-based compensation expense.
•Non-GAAP operating income was $7.9 million compared to a loss of $7.5 million in the fourth quarter of the fiscal year ended January 31, 2024.

•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.17 based on 102.9 million weighted average shares outstanding in the fourth quarter of fiscal year ended January 31, 2025, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.29, based on 98.6 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2024.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.12 based on 107.0 million weighted average shares outstanding in the fourth quarter of fiscal year ended January 31, 2025, compared to non-GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.04 based on 98.6 million weighted average shares outstanding in the fourth quarter of the fiscal year ended January 31, 2024.
•Net cash provided by operating activities was $17.1 million compared to net cash provided by operating activities of $3.8 million in the fourth quarter of the fiscal year ended January 31, 2024.
•Free cash flow was $15.2 million compared to $(3.5) million in the fourth quarter of the fiscal year ended January 31, 2024.
•Total cash and cash equivalents, restricted cash, and marketable securities was $514.0 million as of January 31, 2025 compared to $480.0 million as the fiscal year ended January 31, 2024.

Fiscal Year 2025 Financial Highlights

•Revenue was $593.4 million compared to $471.8 million in the fiscal year ended January 31, 2024, up 25.8% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue was $570.3 million compared to $451.1 million in the fiscal year ended January 31, 2024, and professional services and other revenue was $23.1 million compared to $20.7 million in the fiscal year ended January 31, 2024.
•GAAP gross margin was 69.1% compared to 68.7% in the fiscal year ended January 31, 2024.
•Non-GAAP gross margin was 69.8% compared to 69.5% in the fiscal year ended January 31, 2024.
•GAAP operating loss was $122.2 million compared to a loss of $144.7 million in the fiscal year ended January 31, 2024. A primary contributor to the operating loss in the fiscal year included $114.3 million of stock-based compensation expense.
•Non-GAAP operating loss was $0.0 million compared to a loss of $39.9 million in the fiscal year ended January 31, 2024.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $1.02 based on 102.2 million weighted average shares outstanding in the fiscal year ended January 31, 2025, compared to GAAP net loss per share attributable to Braze common stockholders, basis and diluted, of $1.32, based on 98.1 million weighted average shares outstanding in the fiscal year ended January 31, 2024.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.17 based on 107.0 million weighted average shares outstanding in the fiscal year ended January 31, 2025, compared to non-GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.25 based on 98.1 million weighted average shares outstanding in the fiscal year ended January 31, 2024.
•Net cash provided by operating activities was $36.7 million compared to net cash provided by operating activities of $6.9 million in the fiscal year ended January 31, 2024.
•Free cash flow was $19.6 million compared to $(6.5) million in the fiscal year ended January 31, 2024.

Recent Business Highlights

•Furthers agentic AI innovation with a definitive agreement to acquire Offerfit, a modern AI decisioning company, for $325 million, in a combination of cash and Braze Class A common stock, subject to standard closing adjustments and conditions.
•Notable new business wins and upsells in the quarter included America’s Test Kitchen, Dis-Chem, Dunkin’ UAE, Kueski, Legal & General, Muvi Cinemas, QDOBA Mexican Eats, Springer Nature, and tonies®.
•Announced a new strategic partnership and integration with Shopify, enabling enterprise brands to create seamless, personalized customer journeys by combining Shopify’s eCommerce capabilities with Braze while driving higher conversions, retention, and lifetime value.
•Added new eCommerce features, including pre-defined events from Shopify, pre-built Canvas and Email templates specifically designed for eCommerce and WhatsApp enhancements to help marketers quickly launch high-impact campaigns, boosting conversions and revenue.

•Published fifth annual Customer Engagement Report, which combines data from over 2,300 marketing decision makers in 18 countries across CPG, Financial Services, Health & Wellness, Media & Entertainment, Retail & eCommerce, QSR and On-Demand Food/Beverage Industry.

Financial Outlook

Braze is initiating guidance for the fiscal first quarter ending April 30, 2025 and fiscal year ending January 31, 2026.

Metric (in millions, except per share amounts)	FY 2026 Q1 Guidance	FY 2026 Guidance
Revenue	$158.0 - 159.0	$686.0 - 691.0
Non-GAAP operating income	$0.0 - 1.0	$25.5 - 29.5
Non-GAAP net income	$4.5 - 5.5	$34.0 - 38.0
Non-GAAP net income per share, diluted	$0.04 - 0.05	$0.31 - 0.35
Weighted average common shares used in computing non-GAAP net income per share, diluted	~108.0	~110.0
Braze has not reconciled its guidance as to non-GAAP operating income (loss), non-GAAP net income or non-GAAP net income per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Additionally, Braze guidance does not give effect to the company’s anticipated acquisition of OfferFit, as such transaction remains subject to achievement of standard closing conditions.

Conference Call Information:

What: Braze Fiscal Year and Fourth Quarter 2025 Financial Results Conference Call
When: Thursday, March 27th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, amortization of intangible assets, and restructuring expense. Prior to the fourth quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin or non-GAAP net income (loss) for contingent consideration adjustments, because there were no such adjustments in prior periods. Braze defines non-GAAP free cash flow as net cash provided by/(used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the first quarter of and the full fiscal year ended January 31, 2026 and the anticipated benefits from the acquisition of OfferFit, Inc. by Braze. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) any restrictions or limitations imposed by regulatory authorities on the acquisition of OfferFit; (2) the extent to which Braze achieves anticipated financial targets; (3) the impact of management and organizational changes on OfferFit’s business; (4) the impact on OfferFit employees and Braze’s ability to retain key personnel; (5) the effectiveness in integrating the OfferFit platform and operations with our business; (6) Braze’s ability to realize its broader strategic and operating objectives; (7) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (8) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (9) Braze’s history of operating losses; (10) Braze’s limited operating history at its current scale; (11) Braze’s ability to successfully manage its growth; (12) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (13) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (14) Braze’s ability to attract new customers and renew existing customers; (15) the competitive markets in which Braze participates and the intense competition that it faces; (16) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (17) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 9, 2024, and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News & World Report Best Companies to Work For, 2024 Best Small & Medium Workplaces in Europe by Great Place to Work®, 2024 Fortune Best Workplaces for Women™ by Great Place to Work® and was named a Leader by Gartner® in the 2024 Magic Quadrant™ for Multichannel Marketing Hubs and a Strong Performer in The Forrester Wave™: Email Marketing Service Providers, Q3 2024. Braze is headquartered in New York with 15 offices across AMER, LATAM, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

Revenue	$160,400	$130,957	$593,410	$471,800
Cost of revenue (1)(2)	49,313	42,992	183,191	147,527
Gross Profit	111,087	87,965	410,219	324,273

Operating expenses:
Sales and marketing (1)(2)(6)	69,262	63,051	282,316	247,125
Research and development (1)(2)	33,600	31,114	133,969	119,863
General and administrative (1)(2)(3)(4)(5)(6)(7)	29,784	26,093	116,093	101,977
Total operating expenses	132,646	120,258	532,378	468,965
Loss from operations	(21,559)	(32,293)	(122,159)	(144,692)
Other income, net	5,589	4,354	21,557	16,220
Loss before provision for income taxes	(15,970)	(27,939)	(100,602)	(128,472)
Provision for income taxes	1,094	639	3,445	1,957
Net loss	(17,064)	(28,578)	(104,047)	(130,429)
Net income (loss) attributable to redeemable non-controlling interest	128	(301)	(304)	(1,263)
Net loss attributable to Braze, Inc.	$(17,192)	$(28,277)	$(103,743)	$(129,166)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.17)	$(0.29)	$(1.02)	$(1.32)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	102,918	98,561	102,189	98,096

(1) Includes stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Cost of revenue	$977	$895	$4,022	$3,585
Sales and marketing	9,223	7,644	38,168	31,198
Research and development	10,381	9,711	43,004	38,962
General and administrative	7,262	5,966	29,067	23,432
Total stock-based compensation expense	$27,843	$24,216	$114,261	$97,177

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Cost of revenue	$33	$44	$189	$125
Sales and marketing	177	238	1,247	847
Research and development	122	192	1,522	913
General and administrative	117	104	684	343
Total employer taxes related to stock-based compensation expense	$449	$578	$3,642	$2,228

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
General and administrative	$1,112	$1,371	$3,876	$3,762

(4) Includes acquisition related expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
General and administrative	$—	$—	$—	$1,946

(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
General and administrative	$101	$217	$560	$580

(6) Includes restructuring related expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Sales and marketing	$—	$—	$—	$541
General and administrative	—	—	—	103
Total restructuring costs	$—	$—	$—	$644

(7) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
General and administrative	$—	$(1,572)	$(223)	$(1,572)

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	January 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,062	$68,228
Restricted cash, current	—	3,373
Accounts receivable, net of allowance of $2,563 and $2,772 at January 31, 2025 and January 31, 2024, respectively	95,234	92,256
Marketable securities	430,457	407,898
Prepaid expenses and other current assets	35,273	29,366
Total current assets	644,026	601,121
Restricted cash, noncurrent	530	530
Property and equipment, net	38,550	29,358
Operating lease right-of-use assets	76,147	81,163
Deferred contract costs	76,766	63,661
Goodwill	28,448	28,448
Intangible assets, net	3,130	3,690
Other assets	3,401	2,970
TOTAL ASSETS	$870,998	$810,941
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,150	$6,321
Accrued expenses and other current liabilities	64,189	63,264
Deferred revenue	239,976	204,269
Operating lease liabilities, current	18,162	15,585
Total current liabilities	324,477	289,439
Operating lease liabilities, noncurrent	69,278	75,027
Other long-term liabilities	2,494	2,050
TOTAL LIABILITIES	396,249	366,516
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	(112)	192
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of January 31, 2025 and January 31, 2024, respectively; 87,934,059 and 73,037,015 shares issued and outstanding as of January 31, 2025 and January 31, 2024, respectively	8	7
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of January 31, 2025 and January 31, 2024, respectively; 16,017,314 and 27,173,408 shares issued and outstanding as of January 31, 2025 and January 31, 2024, respectively	2	3
Additional paid-in capital	1,062,613	928,494
Accumulated other comprehensive loss	(926)	(1,178)
Accumulated deficit	(586,836)	(483,093)
TOTAL STOCKHOLDERS’ EQUITY	474,861	444,233
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$870,998	$810,941

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(104,047)	$(130,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	115,140	97,232
Amortization of deferred contract costs	35,014	29,788
Depreciation and amortization	10,115	6,963
Provision for credit losses	2,331	2,020
Value of common stock donated to charity	3,776	3,762
(Accretion) amortization of (discount) premium on marketable securities	(2,079)	(2,077)
Non-cash foreign exchange (gain) loss	(1,033)	460
Fair value adjustments to contingent consideration	(223)	(1,572)
Fixed asset write off	488	146
Other	(152)	(495)
Changes in operating assets and liabilities:
Accounts receivable	(5,363)	(14,008)
Prepaid expenses and other current assets	(6,629)	(3,413)
Deferred contract costs	(48,171)	(45,119)
ROU assets and liabilities	1,939	4,275
Other assets	(29)	229
Accounts payable	(3,912)	3,419
Accrued expenses and other current liabilities	3,694	20,990
Deferred revenue	35,887	34,108
Other long-term liabilities	(66)	571
Net cash provided by operating activities	36,680	6,850
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	—	(16,319)
Purchases of property and equipment	(13,234)	(9,761)
Capitalized internal-use software costs	(3,814)	(3,574)
Purchases of marketable securities	(217,975)	(248,059)
Maturities of marketable securities	195,353	257,737
Return of principal on marketable securities	3,200	—
Net cash used in investing activities	(36,470)	(19,976)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	6,906	7,263
Proceeds from stock associated with employee stock purchase plan	7,705	6,011
Payments of deferred purchase consideration	(2,916)	(165)
Net cash provided by financing activities	11,695	13,109
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(444)	(475)
Net change in cash, cash equivalents, and restricted cash	11,461	(492)
Cash, cash equivalents, and restricted cash, beginning of period	72,131	72,623
Cash, cash equivalents, and restricted cash, end of period	$83,592	$72,131

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

Gross profit	$111,087	$87,965	$410,219	$324,273
Plus:
Stock-based compensation expense	977	895	4,022	3,585
Employer taxes related to stock-based compensation expense	33	44	189	125
Non-GAAP gross profit	$112,097	$88,904	$414,430	$327,983
GAAP gross margin	69.3%	67.2%	69.1%	68.7%
Non-GAAP gross margin	69.9%	67.9%	69.8%	69.5%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

GAAP sales and marketing expense	$69,262	$63,051	$282,316	$247,125
Less:
Stock-based compensation expense	9,223	7,644	38,168	31,198
Employer taxes related to stock-based compensation expense	177	238	1,247	847
Restructuring expense	—	—	—	541
Non-GAAP sales and marketing expense	$59,862	$55,169	$242,901	$214,539

GAAP research and development expense	$33,600	$31,114	$133,969	$119,863
Less:
Stock-based compensation expense	10,381	9,711	43,004	38,962
Employer taxes related to stock-based compensation expense	122	192	1,522	913
Non-GAAP research and development expense	$23,097	$21,211	$89,443	$79,988

GAAP general and administrative expense	$29,784	$26,093	$116,093	$101,977
Less:
Stock-based compensation expense	7,262	5,966	29,067	23,432
Employer taxes related to stock-based compensation expense	117	104	684	343
1% Pledge charitable contribution expense	1,112	1,371	3,876	3,762
Acquisition related expense	—	—	—	1,946
Amortization of intangibles expense	101	217	560	580
Restructuring expense	—	—	—	103
Contingent consideration adjustment	—	(1,572)	(223)	(1,572)
Non-GAAP general and administrative expense	$21,192	$20,007	$82,129	$73,383

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

Loss from operations	$(21,559)	$(32,293)	$(122,159)	$(144,692)
Plus:
Stock-based compensation expense	27,843	24,216	114,261	97,177
Employer taxes related to stock-based compensation expense	449	578	3,642	2,228
1% Pledge charitable contribution expense	1,112	1,371	3,876	3,762
Acquisition related expense	—	—	—	1,946
Amortization of intangibles expense	101	217	560	580
Restructuring expense	—	—	—	644
Contingent consideration adjustment	—	(1,572)	(223)	(1,572)
Non-GAAP income (loss) from operations	$7,946	$(7,483)	$(43)	$(39,927)
GAAP operating margin	(13.4)%	(24.7)%	(20.6)%	(30.7)%
Non-GAAP operating margin	5.0%	(5.7)%	0.0%	(8.5)%

Reconciliation of GAAP to Non-GAAP Net Income (Loss)	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

Net loss attributable to Braze, Inc.	$(17,192)	(28,277)	$(103,743)	$(129,166)
Plus:
Stock-based compensation expense	27,843	24,216	114,261	97,177
Employer taxes related to stock-based compensation expense	449	578	3,642	2,228
1% Pledge charitable contribution expense	1,112	1,371	3,876	3,762
Acquisition related expense	—	—	—	1,946
Amortization of intangibles expense	101	217	560	580
Restructuring expense	—	—	—	644
Contingent consideration adjustment	—	(1,572)	(223)	(1,572)
Non-GAAP net income (loss) attributable to Braze, Inc. (1)	$12,313	$(3,467)	$18,373	$(24,401)

Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, basic	$0.12	$(0.04)	$0.18	$(0.25)
Non-GAAP net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	$0.12	$(0.04)	$0.17	$(0.25)
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, basic	102,918	98,561	102,189	98,096
Weighted-average shares used to compute net income (loss) per share attributable to Braze, Inc. common stockholders, diluted	106,952	98,561	106,971	98,096

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$17,083	$3,821	$36,680	$6,850
Less:
Purchases of property and equipment	(1,087)	(6,322)	(13,234)	(9,761)
Capitalized internal-use software costs	(791)	(1,038)	(3,814)	(3,574)
Non-GAAP free cash flow	$15,205	$(3,539)	$19,632	$(6,485)

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Katelyn Bryant
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.